Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1. Registration Statement (Form S-3 No.333-214988);

2. Registration Statement (Form S-8 No.333-190433);

3. Registration Statement (Form S-8 No.333-164413); and,

4. Registration Statement (Form S-8 No.333-219946)

of our reports dated March 14, 2019, with respect to the consolidated financial statements of Addus HomeCare Corporation and the effectiveness of internal control over financial reporting of Addus HomeCare Corporation included in this Annual Report (Form 10-K) of Addus HomeCare Corporation for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Dallas, Texas

March 15, 2019